                                                                    Exhibit 10.7

                                   FORM OF
                         TRADEMARK LICENSE AGREEMENT


           This TRADEMARK LICENSE AGREEMENT ("Agreement"), dated as of December __, 2000, is by and between AETNA U.S. HEALTHCARE INC. a Pennsylvania corporation ("LICENSOR"), and AETNA INC., a Connecticut corporation ("AETNA").

                                   RECITALS

           WHEREAS, Aetna and Licensor have entered into the Distribution Agreement, dated December __, 2000, as contemplated by the Agreement and Plan of Restructuring and Merger, dated July 19, 2000, by and among ING AMERICA INSURANCE HOLDINGS, INC., a Delaware corporation, ANB ACQUISITION CORP., a Connecticut corporation, Aetna and, for limited purposes only, ING GROEP N.V., a corporation organized under the laws of the Netherlands;

           WHEREAS, each of Aetna and its subsidiary, Aetna Life Insurance and Annuity Company ("ALIAC"), has entered into a trademark assignment agreement, each dated November 3, 2000 (together, the "Assignment Agreements"), pursuant to which Aetna and ALIAC assigned to Licensor, inter alia, all of their respective right, title and interest in and to certain Marks, as defined below;

           WHEREAS, in consideration of the transactions contemplated by the Distribution Agreement and the Agreement and Plan of Restructuring and Merger, Licensor desires to license the Marks to Aetna under the terms and conditions set forth below, and Aetna desires to accept such license.

           NOW, THEREFORE, by this document, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Licensor and Aetna agree as follows:


1. DEFINITIONS. Capitalized terms used without definition in this Agreement have the respective meanings assigned to them in the Distribution Agreement. As used herein, the following terms have the following respective meanings:

   1.1. "CHANGE OF CONTROL" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT")), not an Affiliate or Subsidiary of Aetna as of the Distribution Date, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting stock of Aetna; or (ii) Aetna sells, assigns, conveys, transfers, leases or otherwise disposes of all or a substantial part of its assets to any person, or group of related persons.

   1.2. "MARKS" means the trademarks, service marks and trade names set forth on Schedule 1, attached hereto.

2. GRANT OF LICENSE.

   2.1. Licensor hereby grants to Aetna, subject to the terms and conditions of this Agreement (and subject to the agreements listed on Schedule 2 attached hereto), a non-exclusive, royalty-free, non-assignable, non-transferable, non-sublicensable (except as expressly provided in this Agreement) right to use the Marks and the AETNA portion of the Transitional Mark, as defined below, in each case solely in connection with the Aetna Business and during the Term in a manner consistent with the conduct of the Aetna Business and with the use of the Marks as at the Distribution Date, provided, however, that Aetna may

                   (i) during the Initial Term only, use the Marks in offering, selling and distributing Aetna Business products together with products of its Affiliates, and

                   (ii) during the Remaining Term, use the Marks only in the combined format set forth on Schedule 3 attached hereto (the "TRANSITIONAL MARK") and only in association with the ING Groep N.V. marks set forth on Schedule 4 attached hereto, except in those instances where applicable law requires use of an entity's legal name including, without limitation, in the issuance of annuity contracts.

   2.2. Licensor hereby grants to Aetna the royalty-free, non-exclusive, non-assignable right to sublicense use of the Marks to Aetna Affiliates, only to the extent necessary to exercise Aetna's rights under Section 2.1(i) and (ii), above, and only to the extent consistent with all of the restrictions, exceptions and termination provisions contained in this Agreement. Any Affiliate granted a sublicense pursuant to this Section 2.2 shall be deemed a "Sublicensee". Each Sublicensee must agree in writing to be bound by all of the terms and conditions of this Agreement.

   2.3. Except as permitted by Section 2.1(i) and (ii) and Section 2.2, in no event shall Aetna use or permit any Affiliate to use any Mark or the Transitional Mark (i) in connection with any other business of Aetna or its Affiliates, or (ii) as a composite with another trademark, except as to which in each case Licensor has given its prior written consent.

   2.4. Notwithstanding the grant or the terms of the license herein, Licensor and the Spinco Group shall retain the right to use the Marks during the Term in connection with any action or activity subject to the restrictions set forth in Section 7.04 of the Distribution Agreement.

   2.5. During the Term, Licensor will not license the Marks in any manner that would conflict with the Aetna Business as such business is conducted at the Distribution Date.

   2.6. Notwithstanding anything to the contrary in this Section 2, during the Initial Term, the Aetna Group may use signs, labels, containers, stationery, forms (including policy forms) and other printed material or matter that are in the assets or inventory of the Aetna Group immediately after the Distribution Time, provided that the Aetna Group will use reasonable efforts to deplete and discontinue use of such materials or matter containing or bearing any of the Marks as soon as practicable in the ordinary course of business.

3. ASSIGNMENT AND SUBLICENSE.

   3.1. This Agreement shall not be directly or indirectly, in whole or in part, sublicensed (except as provided in Section 2.2, above) assigned or transferred by either party to any third party (except by Spinco to a member of the Spinco Group and by Aetna to a member of the Aetna Group) including, without limitation, any bankruptcy trustee, by operation of law (other than in connection with an internal restructuring of the Spinco Group or the Aetna Group) or otherwise, provided that any such assignment, transfer or sublicense shall be subject in all respects to the restrictions, exceptions and termination provisions contained in this Agreement and, with respect to Aetna, only upon prior written notice to Spinco,

4. TERM AND TERMINATION.

   4.1. This Agreement shall commence on the Distribution Date and continue for three (3) years (the "Term"). The "Initial Term" shall be the first 18-month period following the Distribution Date, and the "Remaining Term" shall be the 18-month period immediately following the Initial Term.

   4.2. Once Aetna and a Sublicensee cease the use of all Marks or the Transitional Mark with respect to a particular product or service, the license granted herein and any sublicense granted by Aetna with respect to such product or service shall terminate on the day which is sixty (60) days after the date on which such use ceased, but, in no event, later than the expiration of the Term.

   4.3. Licensor may terminate the license granted herein and any sublicense granted by Aetna with respect to a particular product or service in the event of a material breach by any member of the Aetna Group or any Affiliate of the Aetna Group that has not been cured within thirty (30) days (or sixty (60) days, if substantial progress is being made at the end of such thirty (30) day period) of written notice by Licensor to Aetna.

   4.4. This Agreement shall terminate automatically (i) in the event of a Change of Control of Aetna; (ii) in the event of the sale of all or substantially all of the Aetna Business; (iii) if Aetna shall generally fail to pay its debts in the ordinary course of its business, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors or any proceeding shall be instituted by or against Aetna seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the case of any proceeding instituted against Aetna, such proceeding shall not be stayed or dismissed within thirty (30) days from the date of institution thereof, or (iv) Aetna shall take any corporate action to authorize any of the actions set forth in clause (iii) above.

5. QUALITY STANDARDS.

   5.1. As a condition to the license granted by this Agreement, Aetna shall use the Marks and operate the Business and shall ensure that each Sublicensee uses the Marks and operates the Business (i) at a level of quality at least as high as that established prior to the Distribution Date; and (ii) in compliance with all applicable laws and regulations.

   5.2. Licensor shall have the right to exercise quality control over Aetna's and Sublicensees' presentation of the Marks and the Transitional Mark to that degree reasonably necessary, in the opinion of Licensor, to maintain the validity and enforceability of the Marks and to protect the goodwill associated therewith.

           5.2.1. Aetna shall, upon request by Licensor, submit to Licensor materials bearing the Marks and the Transitional Mark as Licensor may reasonably require to ensure Aetna's and Sublicensees' compliance with the obligations set forth in this Agreement. In the event Licensor reasonably determines that such samples are of a materially lesser quality than those generated prior to the Distribution Date, Aetna shall, upon notice from Licensor of the specific deviation, immediately take steps necessary to correct the deviation(s) and to cure such deficiencies within thirty
                   (30) days; provided, however, that in the event Licensor reasonably determines that the deviation(s) pose a threat to the validity of the Mark(s) or to the goodwill associated therewith, Aetna shall, upon notice from Licensor, immediately cease and desist, and shall immediately direct its Sublicensees to cease and desist, all use of such non-conforming materials. Aetna's or any Sublicensee's failure to comply with such cease and desist order shall be deemed a breach of this Agreement for purposes of Section 7.3 hereof.

           5.2.2. Upon execution of a reasonable and mutually acceptable confidentiality agreement, Licensor shall have the right to inspect, upon reasonable notice and during normal business hours (but in no event more than twice in any calendar year), any premises of Aetna or its Sublicensees where activities relating to the marketing and provision of products and services bearing the Marks or the Transitional Mark are conducted.

6. USE AND OWNERSHIP OF THE MARKS.

   6.1. Aetna shall use and ensure that its Sublicensees use the Marks and the Transitional Mark in accordance with sound trademark and trade name usage principles and in accordance with all applicable laws and regulations, including, without limitation, all laws and regulations relating to the maintenance of the validity and enforceability of the Marks. Aetna shall not use and shall ensure that its Sublicensees do not use the Marks or the Transitional Mark in any manner which might dilute, tarnish, disparage or reflect adversely on Licensor or the Marks.

   6.2. Aetna acknowledges that the Marks and the AETNA portion of the Transitional Mark and all rights therein (with the exception of those rights expressly granted to Aetna under this Agreement) and the goodwill pertaining thereto belong exclusively to Licensor. Aetna's and Sublicensees' use of the Marks shall inure to the benefit of Licensor for the purpose of trademark ownership, registration, enforcement and maintenance. Without limiting the generality of the foregoing, Aetna agrees and covenants that it will not challenge the validity of Licensor's ownership of the Marks and the AETNA portion of the Transitional Mark or any registration or application for registration thereof or contest the fact that Aetna's and its Sublicensees' rights under this Agreement are solely those of non-exclusive licensees to use the Marks and the Transitional Mark solely in connection with the Aetna Business during the Term.

   6.3. After the Term, Aetna and its Sublicensees will not use the Marks or the Transitional Mark in any jurisdiction in connection with health care, financial services or otherwise.

   6.4. Aetna shall use its best efforts in accordance with sound trademark practices to identify the Marks as trademarks, service marks or logos of Licensor by appropriate statutory notice. Aetna shall use and shall instruct its Sublicensees to use such additional required statutory trademark notice or other proprietary markings as may reasonably be requested in writing by Licensor from time to time.

7. PROTECTION OF MARKS; LITIGATION.

   7.1. During the Term, Aetna agrees to notify Licensor immediately upon notice of (i) any conflicting uses of, or any applications of or registrations for, a trademark, service mark or logo that may conflict with the Marks, (ii) any acts of infringement or unfair competition involving the Marks, or (iii) any allegations that the use of the Marks by Licensor, Aetna or the Sublicensees infringe upon the trademark or service mark or other rights (including, without limitation, rights relating to unfair competition) of any other person.

   7.2. During the Term, Licensor shall have the sole right to initiate any opposition, cancellation or infringement proceedings necessary to enforce the Marks. Licensor shall have the right to include Aetna as a party in any such enforcement proceedings where necessary, and Aetna agrees to join in such proceedings, at Licensor's expense, as a voluntary plaintiff or claimant upon request of Licensor, and Aetna shall cooperate with Licensor in such proceedings, at Licensor's expense. Licensor shall have the sole right to control and settle any such proceedings.

   7.3. Aetna acknowledges and agrees that Licensor may be irreparably injured by a breach of this Agreement and that, in such event, Licensor shall be entitled to injunctive relief, in addition to any other legal or equitable remedy, without the need to post any bond or to adduce further evidence of such irreparable injury.

8. REPRESENTATIONS AND WARRANTIES.

   8.1. Licensor represents and warrants to Aetna, and Aetna represents and warrants to Licensor, as follows:

           8.1.1. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

           8.1.2. It has all requisite power and authority to execute and deliver, and to perform its obligations under, this Agreement.

           8.1.3. The execution and delivery by it of this Agreement, and the performance by it of its obligations hereunder, have been duly authorized by all necessary corporate action on the part of it.

           8.1.4. This Agreement has been duly executed and delivered by it and constitutes a valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforceability (a) against Aetna may be limited by bankruptcy, insolvency and other laws affecting creditors' rights generally, or (b) against Licensor may be limited by bankruptcy, insolvency, reorganization, rehabilitation, liquidation, conservation and other laws affecting the rights of creditors of insurance companies generally or (c) against Aetna or Licensor may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

9. INDEMNIFICATION.

   9.1. Aetna hereby agrees to indemnify, defend and hold each member of the Spinco Group, their Affiliates and their respective directors, officers and employees (the "Licensor Indemnitees") harmless from and against any and all Damages resulting from the marketing, offering, issuance, sale or performance of any products or services bearing the Marks or the Transitional Mark or offered under the Marks or the Transitional Mark by Aetna and/or any of its Affiliates following the Distribution Date or otherwise arising in any manner out of the use of the Marks or the Transitional Mark by Aetna and/or any of its Affiliates.

   9.2. Licensor hereby agrees to indemnify, defend and hold each member of the Aetna Group, their Affiliates and their respective directors, officers and employees (the "Aetna Indemnitees") harmless from and against any and all Damages (a) resulting solely from Licensor's failure to have or maintain valid intellectual property rights in the Marks, to the extent such failure is not attributable to actions by Aetna or any Aetna Affiliate or failure by Aetna or an Aetna Affiliate to take actions required by the terms of this Agreement, and (b) arising out of any third party claim that Aetna's and/or an Aetna Affiliate's use of the Marks pursuant to this Agreement infringes such third party's intellectual property rights.

    9.3. The indemnities referred to in the preceding two paragraphs shall be in addition to and shall not supersede the indemnities set forth in Article 4 of the Distribution Agreement, provided that if any of the Licensor Indemnitees or the Aetna Indemnitees determines that it is or may be entitled to indemnification pursuant to this Agreement, the procedures set forth in Sections
            4.04 to 4.06 of the Distribution Agreement shall apply and, for this purpose, such person shall be referred to as the "INDEMNIFIED PARTY" and Aetna or Licensor, as the case may be, shall be referred to as the "INDEMNIFYING PARTY."

    9.4. Nothing in this Section 9 shall be deemed to limit a party's entitlement to injunctive relief, or any other right or remedy available at law or in equity, in an appropriate case.

10. MISCELLANEOUS.

    10.1.   Survival.  Sections 6.3, 7, 8, 9, 10.1, 10.4 and 10.10 shall survive the termination of this Agreement for any reason.

    10.2. Notices. Any notice or other communication required or permitted hereunder shall be delivered in accordance with the Notice provisions of the Distribution Agreement.

    10.3. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties hereto, or in the case of a waiver, by the party waiving performance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any waiver on the part of any party of any right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

    10.4. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Each of the parties hereto agrees that any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of New York or the United States District Court for the Southern District of New York in the borough of Manhattan and, by execution and delivery of this Agreement, each party hereto irrevocably submits itself in respect of its property, generally and unconditionally to the non-exclusive jurisdiction of the aforesaid courts in any legal action or proceeding arising out of this Agreement. Each of the parties hereto irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in the preceding sentence. Each party hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof in accordance with the Notice provisions of this Agreement and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this Section 10.4 shall affect or eliminate any right to serve process in any other matter permitted by law.

   10.5. Entire Agreement. This Agreement and the other Distribution Documents contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all previous written or oral negotiations, commitments and writings. The section headings of this Agreement are for convenience of reference only and do not form a part hereof and do not in any way modify, interpret or construe the intentions of the parties.

   10.6. Further Assurances. At any time and from time to time, each party hereto agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the terms of this Agreement.

   10.7. Counterparts. This Agreement may be executed in counterparts, and such counterparts will constitute one and the same instrument.

   10.8. Severability. If any term or clause of this Agreement is held to be illegal, invalid or unenforceable, the validity or enforceability of the remainder of this Agreement shall not be affected thereby.

   10.9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives.



                 [Remainder of Page Intentionally Left Blank]

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written below.


Date:
       ---------------------------

AETNA INC.

By:
   --------------------------
Name:
Title:



AETNA LIFE INSURANCE COMPANY

By:
   -------------------------------
Name:
Title: